CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Highlights", "Independent Accountants", and "Financial Statements", and the use of our report dated January 24, 1996, in Post- Effective Amendment No. 6 to the Registration Statement and related Statement of Additional Information of Guinness Flight China & Hong Kong Fund and Guinness Flight Global Government Bond Fund.

                                                     /s/ERNST & YOUNG LLP

Los Angeles, California
October 1, 1996